CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT is entered into between American Hospital Resources, Inc. a Utah Corporation (the "Company"), and Darrell Fox (the "Consultant"), effective this 22nd day of August, 2002.

                                   WITNESSETH:

     WHEREAS, the Company desires to retain the services of the Consultant and the Consultant desires to provide services to the Company upon the terms and conditions provided herein.

     NOW, THEREFORE, in consideration of the premise and the covenants hereinafter contained, the parties agree as follows:

     1.   CONSULTING  SERVICES.  The  Consultant  agrees  to  provide consulting
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          services to the Company during the term of this Agreement. The nature of services to be Provided include:

          i.   Refining  financial  communications  with  investors and brokers;
          ii. Foster relationships with a geographically diverse network of retail brokers;
          iii. Consult with the Company for the purpose of preparing and distributing communications

     2.   EXTENT  OF  SERVICES.  The  Consultant  shall  personally  provide the
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          consulting services Described herein. The Company understands that the nature of the services to be provided are part time and that the Consultant will be engaged in other business and consulting activities during the term of this Agreement.

     3.   TERM.  The term of this Agreement shall commence as of the date hereof
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          and shall Continue through April 1, 2003, unless sooner terminated as provided herein and this Agreement is intended to provide compensation for services rendered from April 1, 2002 to April 1, 2003 pursuant to an Agreement between the parties dated April 1, 2002

     4.   CONSIDERATION. In consideration of the execution of the Agreement, and
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          the performance of his obligations hereunder, the Consultant shall receive a fee of 240,000 registered common shares of the Company.

     5.   EXPENSES.  The  Company  shall pay or reimburse the Consultant for all
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          reasonable travel, business and miscellaneous expenses incurred by the Consultant in performing its duties under this Agreement, subject to prior approval.

     6.   STATUS. Except as otherwise may be agreed, the Consultant shall at all
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          times be in an independent contractor, rather than a co-venturer, agent, employee or representative of the Company.

     7.   NOTICES.  Any  notice  required  or  desired  to  be  given under this
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          Agreement shall be in writing and shall be deemed given when personally delivered or sent by certified or registered mail or overnight courier to the following addresses, or such other address as to which one part may have notified the other in such manner.

          If  to  the  Company:     American  Hospital  Resources,  Inc.
                                    Attn:  Chris  Wheeler
                                    1912  W.  Bay  Crest
                                    Santa  Ana,  CA  92704

          If  to  the  Consultant:  Darrell  Fox
                                    P.  O.  Box  90789
                                    Honolulu,  Hawaii  96835-0789

     8.   APPLICABLE  LAW.  The validity, interpretation and performance of this
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          Agreement shall be controlled by and construed under the laws of the State of Utah without regard to its conflict of law provisions.

     9.   BINDING  EFFECT.  This Agreement shall be binding upon the parties and
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          their  respective  personal  representatives, successors, and assigns.

     10.  ENTIRE  AGREEMENT. This Agreement contains the entire understanding of
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          the parties with respect to its subject matter. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, each of the parties has executed this Agreement on the date first above written.


                         AMERICAN  HOSPITAL  RESOURCES,  INC.

                         /S/  CHRISTOPHER  WHEELER
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                         BY:
                         CHRISTOPHER  WHEELER,  PRESIDENT


                         /S/  DARRELL  FOX
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                         BY:
                         DARRELL  FOX,  CONSULTANT